Exhibit 99.1

SenesTech Announces Closing of $1.42 Million Registered Direct Offering

PHOENIX, Ariz., January 28, 2020 — SenesTech, Inc. (NASDAQ: SNES), a developer of proprietary technologies for managing animal pest populations through fertility control, today announced the closing of its previously announced registered direct offering of 3,550,000 shares of its common stock, at a purchase price of $0.40 per share, for gross proceeds of $1.42 million. In a concurrent private placement, the Company also issued to the same investors unregistered warrants to purchase up to an aggregate of 3,550,000 shares of common stock at an exercise price of $0.45 per share. The unregistered warrants will be exercisable commencing six months following the date of issuance and will expire five and one-half years following the date of issuance.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offerings.

SenesTech intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The shares of common stock (but not the warrants or the shares of common stock underlying the warrants) were offered by SenesTech pursuant to a “shelf” registration statement on Form S-3 previously filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2018 and declared effective by the SEC on August 24, 2018 and a prospectus supplement and accompanying prospectus filed with the SEC on January 24, 2020.  Electronic copies of the prospectus supplement and accompanying prospectus may be obtained on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (646) 975-6996 or e-mail at placements@hcwco.com.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SenesTech

SenesTech has developed and is in the process of commercializing a proprietary technology for managing animal pest populations, primarily rat populations, through fertility control. For more information visit the SenesTech website at www.senestech.com.

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. “Forward-looking statements” may be preceded by words such as “may,” “future,” “plan” or “planned,” “will,” “should,” “expected,” “anticipates,” “continue,” “eventually,” “believes,” or “projected.” Forward-looking statements include statements concerning the anticipated use of the proceeds of the registered direct offering; target marketing and markets; continuing the Company’s vision; deployment of the Company’s product; the continuation or expansion of the use of ContraPest; demand for ContraPest; the Company’s expectations on regulatory developments, such as AB 1788; the Company’s continuing to control expenses and cash; future financial results; and the Company’s execution of its strategic business plan.

Investors should not unduly rely on forward-looking statements. Such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those made in the forward-looking statements, including as a result of various factors and other risks, such as market conditions, market acceptance and demand for the Company’s products, customers completing order commitments, the Company’s ability to reduce costs and execute on its plans and continuing to believe it is following the best strategy, the Company having sufficient financing, and other factors identified in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports filed on Form 10-Q. All forward-looking statements speak only as of the date on which they were made based on management’s assumptions as of such date. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise, except as required by law.

CONTACT:

Investors: Robert Blum, Joe Dorame, Joe Diaz, Lytham Partners, LLC,

602-889-9700, senestech@lythampartners.com

Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc.,

928-779-4143